UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 12, 2011

Date of Report (Date of earliest event reported)

Commission File Number: 005-85380

Alaska Pacific Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	10949905	20-4523691
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 625, 2005 Costa Del Mar Road, Carlsbad CA, 92009

 (Address of Principal Executive Offices) (Zip Code)

604-274-1565

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class: Common

Name of each exchange on which registered: OTC Bulletin Board

Securities registered pursuant to section 12(g) of the Act:

Common

 (Title of class)

Check the appropriate box below; if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ] Pre commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

AVAILABLE INFORMATION

Alaska Pacific Energy Corp. files annual, quarterly and current reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC").  You may read and copy documents referred to in this Report on Form 8-K that have been filed with the SEC at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  You can also obtain copies of our SEC filings by going to the SEC's website at http://www.sec.gov.

Item 1.01          Entry into a Material Definitive Agreement.

On January 12, 2011 Alaska Pacific Energy Corp. (the “Company”) (OTCBB.ASKEE), announced that it had signed an Option Agreement between the Company and Sundance Gold Ltd., (“SUN”) to acquire an 80% legal and beneficial interest in certain primary mining and prospecting licenses (the “Property”) located in the Handeni area of the Republic of Tanzania.

Pursuant to the Option Agreement, the Option may be exercised, at the sole discretion of the Company, to acquire an undivided 100% of SUN’s 80% legal and beneficial interest in the Property, free and clear of all encumbrances for the full price and consideration of payment to SUN of the sum of $3,150,000 (the “Payment”), the expenditure by the Company of a total of $3,500,000 in exploration work on the Property (the “Work”) and the issuance to SUN of 30,000,000 common shares of $0.001 par value in the capital stock of the Company as constituted as of January 11th, 2011 (the “Shares”).  Upon the completion of the Payments, the payment of the Shares and the completion of the Work, the Company may exercise the Option by delivering to SUN written notice of the Company's intention to exercise the Option.

Payment. The Payment shall be made to SUN as follows:

(a)        $75,000 upon the execution of this Agreement;

(b)        $75,000 as soon as possible after all regulatory filings have been completed and in any case no later than March 1, 2011

(c)        A further payment of $250,000 on or before 6 months after March 31, 2011;

(d)        A further payment of $500,000 on or before 12 months after March 31, 2011;

(e)        A further payment of $750,000 on or before 24 after March 31, 2011;

 (f)       A further payment of $1,500,000 on or before 36 months after March 31, 2011;

Work. The Work on the Property shall be carried out and paid for, to a minimum value, as follows:

(a)                    a work program of $500,000 on or before the first anniversary of this agreement;

(b)                    a further $1,000,000 on or before the second anniversary of this agreement for development expenses

(c)                    a further $2,000,000 on or before the third anniversary of this agreement for development expenses.

            Any excess in the amount of Work required to be incurred by the end of a particular period may be carried forward and credited towards future cumulative aggregate Work          requirements.

Shares. The Shares shall be issued to SUN as follows:

(a)                    10,000,000 Shares on or before January 31st 2011;

(b)                    A further 20,000,000 Shares on or before February 14th 2011.

Should the Option Agreement not be exercised by either Party, all 30,000,000 common shares that have been granted to SUN shall be returned to the Company within 7 days, for cancellation.

Item 9.01         Financial Statements and Exhibits.

Exhibit 10.11           Option Agreement between Alaska Pacific Energy Corp. and Sundance Gold Ltd., dated January 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2011

ALASKA PACIFIC ENERGY CORP.

By:  /s/ James R. King
James R. King
President, Chief Executive Officer and Director